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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated December 6, 1997 between Specialty Teleconstructors, Inc., a Nevada corporation having its principal executive office located at 12001 Hwy 14 North, Cedar Crest, New Mexico 87008 (the "Corporation"), and Jeffrey A. Howard, an individual residing at 3208 Greenbrier, Dallas, Texas 75225 (the "Employee").

                                  WITNESSETH:

     WHEREAS, the parties are entering into this Agreement to set forth and confirm their respective rights and obligations with respect to the Employee's employment by the Corporation.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

     1.   Employment; Term; Duties.  The Corporation hereby employs the Employee
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as Vice President and Chief Financial Officer of the Corporation.  The term of the Employee's employment pursuant to this Agreement will commence on December 29, 1997 (the "Commencement Date") and will continue for the period from that date until terminated as described in Section 5 hereof. The Employee hereby accepts such employment, and agrees to devote his full time and effort to the business and affairs of the Corporation with such duties consistent with the Employee's position as may be assigned to him from time to time by the Board of Directors of the Corporation.

     2.   Compensation.    In consideration of all services rendered by the
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Employee during the term of his employment pursuant to this Agreement, the
Corporation will provide the Employee with the following compensation:

          (a)  Base Salary.  The Corporation will pay the Employee a base salary
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     at the annual rate of $120,000, payable in accordance with the
     Corporation's payroll practices from time to time in effect. The Corporation will review the Employee's salary at least once each year and may in its discretion increase the Employee's salary. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to impose any obligation on the Corporation or any of its subsidiaries to continue to employ the Employee, or on the Employee to remain in the employ of the Corporation or any of its subsidiaries.

          (b)   Annual Bonus.  In addition to the Employee's base salary, for as
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     long as the Employee is employed by the Corporation, the Employee will be entitled to an annual bonus which shall be based on growth in earnings before interest, taxes, depreciation and amortization of the Corporation and its consolidated subsidiaries ("EBITDA"), as determined in accordance with generally accepted accounting principles, during each fiscal year beginning with the fiscal year ending June 30, 1998 over EBITDA for the immediately preceding fiscal year. The annual bonus will calculated as follows: If growth in EBITDA is less than 5%, bonus is $0. If growth in EBITDA is greater than 5% but less than 10%, bonus is 25% of salary. If growth in EBITDA is greater than 10% but less than 15%, bonus is 50% of salary. If growth in EBITDA is greater than 15% but less than 20%, bonus is 75% of salary and if growth in EBITDA is greater than 20%, bonus is 100% of salary. The annual bonus for the fiscal year ending June 30, 1998 only will be prorated such that the Employee's annual bonus for the fiscal year ending June 30, 1998 will be 7/12 of the annual bonus otherwise payable pursuant to the foregoing formula. The annual bonus will be paid within sixty (60) days after the end of each fiscal year. At the discretion of the Board of Directors, all or any portion of the annual bonus may be provided in the form of additional equity in the Corporation.

     2.   Stock Options; Sale of Shares to Employee.  In addition to the
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Employee's base salary and annual bonus, the Employee will receive 175,000 options (the "Employee's Stock Options") under the Corporation's 1997 Stock Incentive Plan (the "97 Plan"). The Employee Stock Options will be issued on the Commencement Date at an exercise price equal to the closing price of Corporation's Common Stock on the Nasdaq National Market on the

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Commencement Date. The Employee Stock Options will be issued pursuant to a Stock
Option Agreement in the form attached hereto as Exhibit "A" (the "Employee's
                                                -----------
Stock Option Agreement") and will be issued subject to the terms and conditions contained or referred to therein. In addition, the Corporation will sell to the Employee 50,000 shares (the "Purchased Shares") of Corporation Common Stock for an aggregate purchase price (the "Purchase Price") equal to the product obtained by multiplying 50,000 by the closing price of Corporation's Common Stock on the Nasdaq National Market on the Commencement Date. The Purchase Price will be payable by the Employee's execution and delivery to the Corporation of a recourse Promissory Note (the "Note") in the original principal amount of the Purchase Price. The Employee understands and agrees that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, cannot be resold or otherwise transferred unless such shares are registered under the Securities Act or unless an exemption from the applicable registration requirements of the Securities Act is available and that, accordingly, the certificate representing the Purchased Shares will bear an appropriate restrictive legend.

     3.   Employee Benefits.    The Employee will be entitled to participate in
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all incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs (collectively, "Benefit Plans") as are from time to time generally available to other executives of the Corporation with comparable responsibilities, subject to the provisions of those programs. Without limiting the generality of the foregoing, the Corporation will provide the Employee with basic health and medical benefits on the terms that such benefits are provided to other executives of the Corporation with comparable responsibilities. The Employee will also be entitled to a minimum of three weeks paid vacation per year. Vacation time must be used during the year in which it accrues. Unused vacation time may not be carried over into the next employment year. Unused vacation time will not be paid to the Employee upon termination of the Employee's employment.

     4.   Reimbursement of Expenses.   The Corporation will promptly reimburse
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the Employee, in accordance with the Corporation's policies and practices in effect from time to time, for all expenses reasonably incurred by the Employee in performance of the Employee's duties under this Agreement. In addition, the Corporation will pay for any dues, fees or continuing education costs necessary to maintain any professional licenses the Employee now holds.

     5.   Termination.   The Employee's employment by the Corporation:  (a)
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shall terminate upon the Employee's death or Disability (as defined below); (b)
shall terminate sixty (60) days after either the Employee or the Corporation gives written notice to the other that the Employee or it does not wish to continue the Employee's employment hereunder (a "Non-Continuation Notice"); (c) may be terminated by the Corporation with or without Cause (as defined below) at any time. For purposes of this Agreement, the term "Disability" shall mean a physical or mental impairment which renders the Employee unable to carry out the Employee's duties under this Agreement for more than ninety (90) days in any twelve-month period. For purposes of this Agreement, the term "Cause" shall mean
(i) the Employee's willful and continued failure substantially to perform the Employee's duties with the Corporation, (ii) any material breach of this Agreement by the Employee which is not cured within thirty (30) days after notice from the Corporation thereof, (iii) commission of any act of fraud, embezzlement or dishonesty by the Employee, or (iv) any other intentional misconduct by the Employee adversely affecting the business or affairs of the Corporation in a material manner.

     6.   Consequences of Termination.
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          (a)  Consequences of Termination For Cause.  If the Employee's
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     employment is terminated for cause, then (i) this Agreement shall terminate immediately, (ii) except as may have vested or accrued or been paid or become payable prior to the date of such termination or otherwise required under applicable law, from and after such the date, the Corporation shall be under no obligation to pay the Employee any compensation (base salary or annual bonus) pursuant to this Agreement, (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan, and (iv) the Employee's rights with respect to the Employee's Stock Options will be determined in accordance with the Employee's Stock Option Agreement.

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          (b)  Consequences of Termination on Employee's Death or Disability.
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     If the Employee's employment is terminated because of the Employee's death or Disability, then (i) this Agreement shall terminate immediately, (ii) the Employee or his legal representative or estate, as the case may be, will be entitled to receive any base salary due to the Employee through the last day of employment, plus any accrued but unpaid annual bonus, to which the Employee may have been entitled on the last day of employment, but had not yet received , (iii) the Employee's benefits and rights under any Benefit Plan shall be paid, retained or forfeited in accordance with the terms of such plan, and (iv) the Employee's rights with respect to the Employee's Stock Options will be determined in accordance with the Employee's Stock Option Agreement.

          (c)  Consequences of Termination Pursuant to a Termination Event.  If
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     the Employee's employment is terminated pursuant to a Termination Event (as defined below), then (i) the Corporation will pay the Employee, in full satisfaction of all of its obligations under this Agreement (except for its obligations under Section 3 and this Section 6(c) hereof), an amount (the "Termination Payment") equal to the sum of (1) any base salary due to the Employee through the last day of employment, plus any accrued but unpaid annual bonus, to which the Employee may have been entitled on the last day of employment, but had not yet received, and (2) an amount equal to 100% of the amount of compensation (base salary and annual bonus) paid (or payable) by the Corporation to the Employee in respect of the last fiscal year of the Corporation immediately preceding the date of termination, and (ii) for one (1) year following the Termination Event, the Corporation will provide the Employee and members of his immediate family with basic health and medical benefits on the terms that such benefits are provided to other executives of the Corporation with comparable responsibilities as of the date of the Employee's termination of employment; provided, however, that
     (1) the Corporation's obligation to provide these basic health and medical benefits pursuant to this Section 6(c) will cease immediately upon the Employee's obtaining other full-time employment, and (2) if the Corporation is unable to provide the Employee with these basic health and medical benefits under then existing plans without costs it considers excessive, the Corporation will be entitled to satisfy any such obligation by making a payment to the Employee equal to the cost to the Corporation during the last full year immediately preceding the Termination Event of providing such benefits to the Employee, (iii) the Employee's benefits and rights under any Benefit Plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan, and (iv) the Employee's rights with respect to the Employee's Stock Options will be determined in accordance with the Employee's Stock Option Agreement . The Termination Payment will be in addition to any salary and bonus otherwise paid during the fiscal year in which the Termination Event occurs and will be paid in a lump sum within sixty (60) days following the Termination Event and will be subject to any applicable payroll or other taxes required to be withheld. The Termination Payment will not be subject to offset on account of any remuneration paid or payable to the Employee for any subsequent employment the Employee may obtain, whether during or after the period during which the Termination Payment is made and the Employee shall have no obligation whatever to seek any subsequent employment. For purposes of this Agreement, the term "Termination Event" shall mean (i) the Employee's receipt of a Non-Continuation Notice from the Corporation, (ii) termination of the Employee's employment by the Corporation for any reason other than for Cause or the Employee's death or Disability, or (iii) the Employee's submission of a Non-Continuation Notice to the Corporation notifying the Corporation of the Employee's voluntary termination of employment on account of (a) a 10% or more reduction of the Employee's base salary by the Corporation, (b) the Corporation's removing the Employee from or assigning the Employee duties or responsibilities that are inconsistent, in any significant respect, with the scope of duties or responsibilities associated with the office of Vice President and Chief Financial Officer of the Corporation, or (c) relocation of the Employee's office outside the Dallas/Ft. Worth, Texas other than to the Corporation's corporate headquarters.

     7.   Employee's Office.  Initially, the Employee's office will be located
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in the Corporation's offices in Dallas, Texas. In the event the Employee's office is relocated to a location outside the Dallas/Ft. Worth, Texas area, the Corporation will pay or reimburse the Employee for reasonable moving expenses.

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     8.   Non-disclosure.  The Employee agrees that the Employee will not,
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without the prior written consent of the Corporation, communicate or divulge
(other than in the regular course of the Corporation's business) to anyone other than the Corporation, its subsidiaries and those designated by it, any confidential information, knowledge or data relating to the Corporation or any of its subsidiaries or affiliates, or to any of their respective businesses, obtained by the Employee before or during the term of the Employee's employment from the Corporation or any of its subsidiaries, except to the extent that the Employee is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Corporation shall be given prompt notice of such intention to divulge and an opportunity to object to such disclosure), or such information, knowledge or data is public knowledge or generally known within the Corporation's industry other than through improper disclosure by the Employee.

     9.   Arbitration.   Any controversy or claim arising out of or relating to
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this Agreement, or its breach, shall be settled by arbitration in the City of
Albuquerque, New Mexico, in accordance with the then governing rules of the American Arbitration Association for commercial matters and the New Mexico Uniform Arbitration Act then in effect (with the right of discovery for all parties as provided in the New Mexico Rules of Civil Procedure). This Agreement shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrators shall be final and judgment upon it shall be entered in any court having jurisdiction. The prevailing parties' attorneys' fees and costs in connection with arbitration shall be paid by the losing party.

     10.  Successors; Binding Agreement; Assignment.  The Corporation shall
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require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place, provided that the Employee need only be a senior executive officer with the authority, powers and responsibilities set forth in Section 1 hereof with respect to the subsidiary or subdivision which operates the business of the Corporation as it exists on the date of such business combination. Failure of the Corporation to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Corporation in the same amount and on the same terms to which the Employee would be entitled hereunder if the Corporation terminated the Employee's employment without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Corporation may not assign this Agreement except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Corporation, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in this Section 10. The Employee may not assign his rights or delegate his duties or obligations under this Agreement.

     11.  Notice.   Any notices or other communications required or permitted to
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be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one (1) business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five (5) days after being mailed by registered or certified mail, postage prepaid, return receipt requested to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section 11:

     If to the Corporation:

     Specialty Teleconstructors, Inc.
     12001 Hwy 14 North
     Cedar Crest, New Mexico 87008
     Attention: Michael R. Budagher, President

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     If to The Employee:

     Jeffrey A. Howard
     3208 Greenbrier
     Dallas, Texas 75225

     12.  Miscellaneous.
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          (a)  Severability.  If any provision of this Agreement shall be
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     declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

          (b)  No Oral Modification, Waiver or Discharge.  No provision of this
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     Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by the Employee and such officer as may be designated by the Board of Directors of the Corporation to execute such a waiver, modification or discharge. No waiver by either party hereto at any time of any breach by the other party hereto of, or failure to be in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement or in the documents attached as Exhibits to this Agreement.

          (c)  Entire Agreement.  This Agreement and the Exhibits attached
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     hereto represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings, express or implied, between the Employee and the Corporation with respect to the subject matter hereof.

          (d)  Choice of Law.  This Agreement shall be construed, interpreted,
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     and governed in accordance with the laws of New Mexico, without reference to rules relating to conflicts of law.

          (e)  Section Headings for Convenience Only.  The section headings
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     herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

          (f)  Execution in Counterparts.  The parties may sign this Agreement
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     in counterparts, all of which shall be considered one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                              SPECIALTY TELECONSTRUCTORS, INC.,
                              A Nevada corporation


                              By:    /s/ Michael R. Budagher
                                 ---------------------------------------------
                                    Michael R. Budagher, Chairman of the Board,
                                    President, Chief Executive Officer and
                                    Treasurer


                                     /s/ Jeffrey A. Howard
                              ------------------------------------------------
                              Jeffrey A. Howard

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